Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179270, 333-170629, 333-187108, 333-194339, 333-200616, 333-203906, 333-206108, 333-209832 and 333-215523) and Form S-3 (No. 333-200008) of Inphi Corporation of our report dated June 29, 2016, relating to the consolidated financial statements of ClariPhy Communications Inc., which appears in this Current Report on Form 8-K/A of Inphi Corporation.

/s/PricewaterhouseCoopers LLP

San Jose, California

February 27, 2017